EXHIBIT 10.1

AMENDMENT TO THE

PROMISSORY NOTE

THIS AMENDMENT TO THE PROMISSORY NOTE (this “Amendment”), made as of June 27, 2023, is made by and between LF Capital Acquisition Corp. II, a Delaware corporation (the “Maker”), and Level Field Capital II, LLC, a Delaware limited liability company (the “Payee”).

WHEREAS, the Payee and the Maker are parties to that certain Promissory Note, dated as of February 21, 2023 (the “Existing Promissory Note”), pursuant to which the Maker promises to pay to the order of Payee the principal sum of Two Million Seven Hundred Twelve Thousand One Hundred Dollars and Fifty-Six Cents ($2,712,100.56), or such lesser amount as shall have been advanced by the Payee to the Maker and shall remain unpaid under the Existing Promissory Note on the Maturity Date, on the terms and conditions described in the Existing Promissory Note;

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Promissory Note; and

WHEREAS, the Maker and the Payee desire to enter into the Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT OF THE EXISTING PROMISSORY NOTE

The Maker and the Payee hereby agree to amend the Existing Promissory Note as provided below, effective immediately:

Each reference to “Two Million Seven Hundred Twelve Thousand One Hundred Dollars and Fifty-Six Cents” in the Existing Promissory Note shall be replaced with a reference to “Three Million Five Hundred Twelve Thousand One Hundred Dollars and Fifty-Six Cents” and each reference in the Existing Promissory Note to “2,712,100.56” shall be replaced with a reference to “$3,512,100.56”.

Article II

MISCELLANEOUS

2.1 Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.5 Entire Agreement. The Existing Promissory Note, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

2.6 Construction. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

2.6 Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LF CAPITAL ACQUISITION CORP. II

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Chief Executive Officer

LEVEL FIELD CAPITAL II, LLC
By:	LEVEL FIELD PARTNERS II, LLC, its managing member

By:	LEVEL FIELD MANAGEMENT II, LLC, its managing member

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Member

By:	/s/ Djemi Traboulsi
Name: Djemi Traboulsi
Title: Member